     Exhibit 99

Piper Jaffray Companies
Reports Second Quarter 2018 Results
MINNEAPOLIS – July 27, 2018 – Piper Jaffray Companies (NYSE: PJC) today announced its results for the second quarter ended June 30, 2018.
"Revenues for the quarter improved modestly, while our bottom-line results reflect actions to optimize the cost structure in our brokerage businesses," said Chad R. Abraham, chief executive officer. "Our equity financing business is off to a great start for the year. Advisory continues to gain momentum, and we expect a strong second half of the year."

	Second Quarter 2018 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q2	vs.	vs.	Q2	vs.	vs.
	2018	Q1-18	Q2-17	2018	Q1-18	Q2-17
Net revenues	$173.5	2.6%	-12.3%	$173.9	3.4%	-11.2%
Net income applicable to Piper Jaffray Companies	$6.2	-41.3%	-54.1%	$13.8	-35.1%	-34.9%
Earnings per diluted common share	$0.43	-8.5%	-51.7%	$0.92	-33.3%	-34.3%
(1) A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

BUSINESS & FINANCIAL HIGHLIGHTS

•	Revenues of $173.5 million in the quarter improved modestly with sequential increases in most of our businesses.

•
We expect revenues to meaningfully improve in the second half of 2018 on the strength of our market position and diversity of our platform. The third quarter of 2018 is off to a solid start as we expect July will be our strongest revenue month of the year thus far.

•	Our advisory pipeline is robust and building, and is diversified across each of our sectors with several significant transactions.

•	Equity financing is on pace to have a strong year as markets remain active and the breadth of our platform is increasing our market share.

•	Municipal issuance volumes rebounded from historically low levels in the first quarter of 2018. We expect our debt financing business to improve with more normalized market conditions.

•	We took actions to reduce costs in our brokerage and asset management businesses, and as a result, we recorded a $3.8 million pre-tax restructuring charge primarily related to headcount reductions.

•	The pre-tax restructuring charge is included in both the U.S. GAAP and non-GAAP results.

•	The charge reduced adjusted net income by $2.8 million and adjusted earnings per diluted common share by $0.19.

STRATEGIC UPDATES

•	Completed the build-out of our Piper Jaffray Finance lending team with the hiring of six professionals.

•	Won several mandates and recorded our first two fee events this quarter.

•	Encouraged by positive client reception of our expanded range of debt solutions.

TALENT

•
Continued expansion of our research coverage with the addition of two senior analysts in biotechnology. We now have one of the broadest biopharma platforms on the street with six research teams and the capacity to cover 125+ stocks.

•	Strengthened our state and local government practice with the addition of a public finance team in Phoenix, Arizona.

•
Added one managing director specializing in energy exploration and production to continue expanding our energy group, and added one managing director in healthcare services to expand our capabilities serving payors and providers.

CAPITAL RETURNED

•	Returned an aggregate of $36.0 million, or $2.37 per share, to shareholders on a year-to-date basis through quarterly dividends and the annual special dividend.

•	Declared a quarterly cash dividend of $0.375 per share to be paid to shareholders of record as of August 24, 2018.

SELECTED FINANCIAL DATA
U.S. GAAP Results and Commentary
We adopted new revenue recognition guidance effective as of January 1, 2018. As a result of adopting the new guidance, we now present client reimbursed deal expenses on a gross basis on the consolidated statements of operations, rather than the previous presentation of netting deal expenses within revenues. This change did not impact our pre-tax operating income, however the financial measures for the three and six months ended June 30, 2018 were impacted as follows:

•	Higher net revenues,

•	Decreased compensation ratio,

•	Higher non-compensation expenses,

•	Higher non-compensation ratio, and

•	Lower pre-tax operating margin.
The new guidance is applied prospectively in our consolidated financial statements from January 1, 2018 and reported financial information for historical comparable periods has not been revised.

The following table summarizes our results on a U.S. GAAP basis for the periods presented:

	Three Months Ended
(Dollars in thousands, except per share data)	June 30,	Mar. 31,	June 30,	% Change vs.
	2018	2018	2017	Sequential	Prior Year
Net revenues	$173,481	$169,062	$197,745	2.6%	-12.3%
Compensation and benefits expenses	115,574	115,170	134,314	0.4%	-14.0%
Non-compensation expenses	52,648	45,854	43,564	14.8%	20.9%

Compensation ratio	66.6%	68.1%	67.9%
Non-compensation ratio	30.3%	27.1%	22.0%
Pre-tax operating margin	3.0%	4.8%	10.0%

Net income applicable to Piper Jaffray Companies	$6,226	$10,603	$13,573	-41.3%	-54.1%
Earnings per diluted common share	$0.43	$0.47	$0.89	-8.5%	-51.7%

•
The compensation ratio of 66.6% in the current quarter decreased compared to the sequential quarter due to lower acquisition-related compensation. The compensation ratio declined compared to the year-ago period reflecting the impact of presenting client reimbursed deal expenses on a gross basis, as required under new accounting guidance. This change resulted in a 250 bps decrease to the compensation ratio in the current quarter.

•
Non-compensation expenses of $52.6 million in the current quarter increased from the sequential quarter due primarily to the inclusion of $3.8 million of restructuring costs and increased deal expenses. Restructuring costs primarily related to headcount reductions in our sales and trading and asset management businesses. Non-compensation expenses increased from the year-ago period due to new accounting guidance requiring the gross presentation of client reimbursed deal expenses.

•
Earnings of $0.43 per diluted common share in the second quarter were reduced by higher non-compensation expenses, and aided by a $1.4 million tax benefit related to restricted stock awards vesting at values greater than their grant date price. The tax benefit increased earnings per diluted common share by $0.11 in the second quarter of 2018. In the sequential quarter and year-ago period, we recorded a tax benefit of $5.0 million and $1.8 million, respectively, which increased earnings per diluted common share by $0.39 and $0.12, respectively.

Non-GAAP Results and Commentary
Throughout the press release we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").
The non-GAAP financial measures include adjustments to exclude:
(1) revenues and expenses related to noncontrolling interests,
(2) amortization of intangible assets related to acquisitions,
(3) compensation and non-compensation expenses from acquisition-related agreements,
(4) the impact from remeasuring deferred tax assets resulting from changes to the U.S. federal tax code, and
(5) the impact of the annual special cash dividend paid in the first quarter of 2018 resulting in an undistributed loss on earnings per diluted common share.
Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
The following table summarizes our results on an adjusted, non-GAAP basis for the periods presented:

	Three Months Ended
(Dollars in thousands, except per share data)	June 30,	Mar. 31,	June 30,	% Change vs.
	2018	2018	2017	Sequential	Prior Year
Adjusted net revenues	$173,919	$168,143	$195,778	3.4%	-11.2%
Adjusted compensation and benefits expenses	108,237	104,966	126,223	3.1%	-14.2%
Adjusted non-compensation expenses	48,765	42,167	38,992	15.6%	25.1%

Adjusted compensation ratio	62.2%	62.4%	64.5%
Adjusted non-compensation ratio	28.0%	25.1%	19.9%
Adjusted pre-tax operating margin	9.7%	12.5%	15.6%

Adjusted net income	$13,839	$21,322	$21,274	-35.1%	-34.9%
Adjusted earnings per diluted common share	$0.92	$1.38	$1.40	-33.3%	-34.3%

•
The adjusted compensation ratio of 62.2% for the current quarter was essentially flat compared to the sequential quarter. The adjusted compensation ratio was reduced by 230 bps compared to the year-ago period due to the change in presentation of client reimbursed deal expenses, as required under new accounting guidance. Despite lower revenues on a year-over-year basis, our adjusted compensation ratio was consistent with the second quarter of 2017 after adjusting for deal expenses, demonstrating the variable nature of our model.

•
Adjusted non-compensation expenses of $48.8 million in the quarter increased compared to the first quarter of 2018 due to the inclusion of $3.8 million of restructuring costs and higher deal-related expenses. The restructuring costs increased our adjusted non-compensation ratio by approximately 210 bps in the current quarter. Adjusted non-compensation expenses increased 25% compared to the year-ago period due to both the new accounting guidance requiring the gross presentation of client reimbursed deal expenses and the restructuring costs. Excluding the $6.2 million of deal-related expenses and the restructuring costs of $3.8 million, adjusted non-compensation expenses in the quarter were $38.8 million, flat compared to the year-ago period.

BUSINESS SEGMENT RESULTS
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments.
U.S. GAAP Results and Commentary
Capital Markets
The following table summarizes our Capital Markets business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended
	June 30,	Mar. 31,	June 30,	% Change vs.
(Dollars in thousands)	2018	2018	2017	Sequential	Prior Year
Net revenues	$162,621	$157,896	$183,773	3.0%	-11.5%
Operating expenses	$156,381	$148,860	$164,233	5.1%	-4.8%
Pre-tax operating income	$6,240	$9,036	$19,540	-30.9%	-68.1%
Pre-tax operating margin	3.8%	5.7%	10.6%

•
Advisory services revenues of $77.2 million were similar to the sequential quarter and reflect broad-based contributions from our industry groups. Advisory services revenues declined 17% compared to the second quarter of 2017 due to fewer completed engagements. This decline is consistent with the market where the number of completed transactions was also down. We believe markets remain constructive and we expect our advisory revenues to meaningfully improve in the second half of 2018.

•
Equity financing revenues of $30.0 million were down 20% compared to a very strong first quarter of 2018, driven in part by lower revenue per transaction as we had fewer bookrun deals. Revenues in the current quarter increased 22% compared to the year-ago period reflecting strong relative performance and market share gains. We outperformed our target market where the overall fee pool was up 7% compared to the year-ago period. Markets continue to be constructive for equity capital raising activity.

•
Debt financing revenues were $16.9 million, up 119% compared to the first quarter of 2018 and down 23% compared to the second quarter of 2017, which reflects fluctuations in municipal market issuance volumes over the respective periods. Municipal market issuance volumes, while down from robust 2017 levels, improved significantly from historically low levels in the first quarter of 2018. We expect our performance to continue improving as the year progresses.

•
Equity institutional brokerage revenues of $19.1 million increased 6% compared to the sequential quarter due to stronger relative performance in a period of low market volumes and volatility. Revenues decreased 7% compared to the year-ago period due to lower commissions from client trading. We believe that our revenues are becoming less correlated to market trading volumes as global market participants are shifting trade execution to low-touch providers and paying for research services separately, a result of the MiFID II regulation in the European Union.

•
Fixed income institutional brokerage revenues of $18.4 million increased 13% compared to the first quarter of 2018 driven by improved trading performance as a result of less volatile municipal market conditions. We reduced inventory to levels that coincide with the current market environment where trading activity is low. Inventories of $810 million at June 30, 2018 represent a 41% reduction from year-end levels. We believe this inventory level is appropriate for the current market opportunity.

•
Investment income, which includes realized and unrealized gains and losses on investments (including amounts attributable to noncontrolling interests) in our merchant banking, energy and senior living funds, was $1.1 million for the quarter, compared to $3.3 million and $5.3 million in the sequential quarter and year-ago period, respectively. We recorded lower gains on our investments in the current quarter.

•
Operating expenses for the second quarter of 2018 were $156.4 million, which include $3.5 million of restructuring costs. Operating expenses increased 5% compared to the first quarter of 2018 due to higher non-compensation expenses. Operating expenses were down 5% compared to the second quarter of 2017 driven by lower compensation expenses arising from decreased revenues, offset in part by higher non-compensation expenses.

•
Segment pre-tax operating margin was 3.8% compared to 5.7% in the first quarter of 2018 and 10.6% in the year-ago period. In the current quarter, segment pre-tax operating margin was negatively impacted by restructuring costs. Pre-tax operating margin also decreased compared to the second quarter of 2017 due to lower net revenues.

Asset Management
The following table summarizes our Asset Management business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended
	June 30,	Mar. 31,	June 30,	% Change vs.
(Dollars in thousands, except AUM)	2018	2018	2017	Sequential	Prior Year
Net revenues	$10,860	$11,166	$13,972	-2.7%	-22.3%
Operating expenses	$11,841	$12,164	$13,645	-2.7%	-13.2%
Pre-tax operating income/(loss)	$(981)	$(998)	$327	N/M	N/M
Pre-tax operating margin	-9.0%	-8.9%	2.3%

Assets under management (in millions)	$7,483	$6,877	$8,580	8.8%	-12.8%
N/M — Not meaningful

•
AUM was $7.5 billion at the end of the second quarter of 2018, compared to $6.9 billion at the end of the sequential quarter and $8.6 billion at the end of the year-ago period. The increase in AUM sequentially was attributable to net market appreciation and net client inflows in our MLP product offerings.

•	Net revenues of $10.9 million were essentially flat compared to the sequential quarter. Net revenues decreased 22% compared to the year-ago period due to lower management fees from lower average AUM.

•
Operating expenses for the current quarter were $11.8 million, down 3% and 13% compared to the sequential quarter and year-ago period, respectively. The decrease compared to both of the prior periods primarily resulted from lower compensation expenses due to decreased revenues, and reflects our focus on cost management.

•	Segment pre-tax operating margin was a negative 9.0% in the current period due to reduced revenues and intangible amortization expense.

Non-GAAP Results and Commentary
Capital Markets
The following table summarizes our Capital Markets business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended
	June 30,	Mar. 31,	June 30,	% Change vs.
(Dollars in thousands)	2018	2018	2017	Sequential	Prior Year
Adjusted net revenues	$163,059	$156,977	$181,806	3.9%	-10.3%
Adjusted operating expenses	$146,561	$136,370	$152,847	7.5%	-4.1%
Adjusted pre-tax operating income	$16,498	$20,607	$28,959	-19.9%	-43.0%
Adjusted pre-tax operating margin	10.1%	13.1%	15.9%
The variance explanations for adjusted net revenues and adjusted operating expenses on a non-GAAP basis are consistent with those for net revenues and operating expenses on a U.S. GAAP basis.

•
Adjusted segment pre-tax operating margin was 10.1% in the second quarter of 2018 compared to 13.1% in the first quarter of 2018 and 15.9% in the year-ago period. Adjusted segment pre-tax operating margin decreased in the current quarter due to higher operating expenses primarily related to restructuring costs. Pre-tax operating margin also decreased compared to the second quarter of 2017 due to lower net revenues.

Asset Management
The following table summarizes our Asset Management business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended
	June 30,	Mar. 31,	June 30,	% Change vs.
(Dollars in thousands)	2018	2018	2017	Sequential	Prior Year
Adjusted net revenues	$10,860	$11,166	$13,972	-2.7%	-22.3%
Adjusted operating expenses	$10,441	$10,763	$12,368	-3.0%	-15.6%
Adjusted pre-tax operating income	$419	$403	$1,604	4.0%	-73.9%
Adjusted pre-tax operating margin	3.9%	3.6%	11.5%
The variance explanations for adjusted operating expenses on a non-GAAP basis are consistent with those for the corresponding measures on a U.S. GAAP basis. The differences between our operating expenses and pre-tax operating margin on a U.S. GAAP basis, and our adjusted operating expenses and adjusted pre-tax operating margin on a non-GAAP basis are due to intangible asset amortization.

TAXES
The Tax Cuts and Jobs Act, which was enacted on December 22, 2017, reduced the corporate federal tax rate from 35% to 21% effective as of January 1, 2018. Our non-GAAP effective tax rate can vary from quarter to quarter based upon results, but is estimated to be between 24% and 26% on an annual basis.
For the three and six months ended June 30, 2018, we recorded a tax benefit of $1.4 million and $6.4 million, respectively, related to restricted stock vesting at values greater than the grant price. Excluding the impact of this tax benefit, our non-GAAP effective tax rate was 24.3% for the six months ended June 30, 2018.

CAPITAL
Dividends
On July 27, 2018, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.375 per share to be paid on September 14, 2018, to shareholders of record as of the close of business on August 24, 2018.
During the quarter, we paid a quarterly cash dividend of $0.375 per share, totaling $5.5 million. Including the regular and special cash dividends paid in the first quarter of 2018, of $0.375 per share and $1.62 per share, respectively, we returned an aggregate of $36.0 million, or $2.37 per share, to shareholders in the first half of 2018.

Share Repurchases
During the second quarter of 2018, we repurchased approximately 54,000 shares of the company's common stock, at an average price of $76.89 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. We also repurchased approximately 57,000 shares, at an average price of $69.43 per share, pursuant to our share repurchase authorization. The aggregate amount of approximately 111,000 shares, or $8.1 million, were repurchased at an average price of $73.08 per share.

ADDITIONAL INFORMATION

	Three Months Ended
	June 30,	Mar. 31,	June 30,
	2018	2018	2017
Human Capital
Full time employees	1,269	1,259	1,291
Investment banking managing directors	87	86	84

Business Line Statistics
Advisory deals
Completed (#)	37	36	46
Aggregate value (in billions)	$5.0	$5.2	$8.1
Equity financing deals
Bookrun (#)	15	17	12
Total (#)	26	25	17
Capital raised (in billions)	$5.5	$4.5	$3.9
Municipal negotiated issues
Total (#)	114	58	140
Par value (in billions)	$2.3	$1.4	$3.5
Asset management
AUM (in billions)	$7.5	$6.9	$8.6

Shareholder Information
Common shareholders’ equity (in millions)	$685.5	$688.0	$789.6
Common shares outstanding (in millions)	13.3	13.3	12.9
Return on average common shareholders’ equity – rolling 12 month *	-10.9%	-9.6%	1.0%
Adjusted return on average common shareholders’ equity – rolling 12 month †	13.1%	13.7%	12.4%
Book value per share	$51.41	$51.73	$61.34
Tangible book value per share ‡	$43.95	$44.06	$43.79

*
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†
Adjusted rolling 12 month return on average common shareholders' equity, a non-GAAP measure, is computed by dividing adjusted net income for the last 12 months by average monthly common shareholders' equity. For a detailed explanation of the components of adjusted net income, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." Management believes that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

‡    Tangible book value per share, a non-GAAP measure, is computed by dividing tangible common shareholders' equity by common shares outstanding. Tangible common shareholders' equity equals total common shareholders' equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders' equity is the most directly comparable U.S. GAAP financial measure to tangible shareholders' equity. The following is a reconciliation of shareholders' equity to tangible shareholders' equity:

	As of	As of	As of
(Amounts in thousands)	June 30, 2018	Mar. 31, 2018	June 30, 2017
Common shareholders’ equity	$685,524	$687,992	$789,575
Deduct: goodwill and identifiable intangible assets	99,459	102,074	225,808
Tangible common shareholders’ equity	$586,065	$585,918	$563,767

Conference Call
Chad R. Abraham, chief executive officer; Debbra L. Schoneman, president; and Timothy L. Carter, chief financial officer, will hold a conference call to review the financial results on Friday, July 27, 2018, at 9 a.m. Eastern Time (8 a.m. Central Time). The earnings release will be available on or after July 27, 2018, at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888) 810-0209 (toll-free domestic) or (706) 902-1361 (international) and referencing reservation number: 3387236. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately noon Eastern Time (11 a.m. Central Time) on July 27, 2018 at the same Web address or by dialing (855) 859-2056 and referencing reservation number: 3387236.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Aberdeen, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tim Carter
Chief Financial Officer, Piper Jaffray
612 303-5607
timothy.l.carter@pjc.com

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook, particularly with respect to the second half of the year, for corporate advisory (i.e., M&A), capital markets, and public finance transactions (including our performance in specific sectors), areas of potential growth for the company (e.g., sectors within corporate advisory and our debt underwriting and syndication platform offered through Piper Jaffray Finance), economic and market conditions (including the outlook for equity markets and the interest rate environment), the state of our equity and fixed income brokerage and asset management business (e.g., the impact of recent European regulations requiring the unbundling of execution and research services), anticipated financial results generally (including expectations regarding our revenue levels, non-compensation expenses, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, return on equity, and earnings per share), current deal pipelines (or backlogs) for the second half of the year, the level of financial instruments owned (i.e., our securities inventory), our strategic priorities (including growth and the remixing of our product platform, the payment of our quarterly and special dividends to our shareholders, or other similar matters.

Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;

•
asset management revenue may vary based on product trends favoring passive investment products, and investment performance and market factors, with market factors impacting certain sectors that are more heavily weighted to our business, e.g. energy-based MLP funds;

•
interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.

A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2017, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2018 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended				Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,		June 30,	2Q '18	2Q '18	June 30,		June 30,	Percent
(Amounts in thousands, except per share data)	2018	2018		2017	vs. 1Q '18	vs. 2Q '17	2018		2017	Inc/(Dec)
Revenues:
Investment banking	$123,904	$120,841		$138,528	2.5%	(10.6)%	$244,745		$270,778	(9.6)%
Institutional brokerage	33,032	27,645		37,074	19.5	(10.9)	60,677		76,210	(20.4)
Asset management	12,740	12,589		15,186	1.2	(16.1)	25,329		31,193	(18.8)
Interest	8,178	10,413		7,766	(21.5)	5.3	18,591		15,485	20.1
Investment income	726	2,912		5,453	(75.1)	(86.7)	3,638		15,828	(77.0)
Total revenues	178,580	174,400		204,007	2.4	(12.5)	352,980		409,494	(13.8)

Interest expense	5,099	5,338		6,262	(4.5)	(18.6)	10,437		11,220	(7.0)

Net revenues	173,481	169,062		197,745	2.6	(12.3)	342,543		398,274	(14.0)

Non-interest expenses:
Compensation and benefits	115,574	115,170		134,314	0.4	(14.0)	230,744		268,692	(14.1)
Outside services	10,564	8,939		9,789	18.2	7.9	19,503		20,117	(3.1)
Occupancy and equipment	8,931	8,578		8,257	4.1	8.2	17,509		16,719	4.7
Communications	7,925	8,626		7,273	(8.1)	9.0	16,551		14,889	11.2
Marketing and business development	7,685	7,299		8,282	5.3	(7.2)	14,984		15,829	(5.3)
Deal-related expenses	6,166	5,051		—	22.1	N/M	11,217		—	N/M
Trade execution and clearance	2,028	2,163		1,928	(6.2)	5.2	4,191		3,739	12.1
Restructuring costs	3,770	—		—	N/M	N/M	3,770		—	N/M
Intangible asset amortization	2,615	2,615		3,822	—	(31.6)	5,230		7,644	(31.6)
Back office conversion costs	—	—		868	N/M	N/M	—		1,734	N/M
Other operating expenses	2,964	2,583		3,345	14.8	(11.4)	5,547		6,235	(11.0)
Total non-interest expenses	168,222	161,024		177,878	4.5	(5.4)	329,246		355,598	(7.4)

Income before income tax expense/(benefit)	5,259	8,038		19,867	(34.6)	(73.5)	13,297		42,676	(68.8)

Income tax expense/(benefit)	567	(2,581)		4,906	N/M	(88.4)	(2,014)		4,511	N/M

Net income	4,692	10,619		14,961	(55.8)	(68.6)	15,311		38,165	(59.9)

Net income/(loss) applicable to noncontrolling interests	(1,534)	16		1,388	N/M	N/M	(1,518)		4,317	N/M

Net income applicable to Piper Jaffray Companies (a)	$6,226	$10,603		$13,573	(41.3)	(54.1)	$16,829		$33,848	(50.3)

Net income applicable to Piper Jaffray Companies’ common shareholders (a)	$5,423	$6,435		$11,522	(15.7)	(52.9)	$12,096		$28,412	(57.4)

Earnings per common share
Basic	$0.43	$0.47		$0.89	(8.5)	(51.7)	$0.91		$2.24	(59.4)
Diluted (b)	$0.43	$0.47		$0.89	(8.5)	(51.7)	$0.91		$2.21	(58.8)

Dividends declared per common share	$0.38	$2.00	(c)	$0.31	(81.0)%	22.6%	$2.37	(c)	$0.63	276.2%

Weighted average number of common shares outstanding
Basic	13,303	13,096		12,826	1.6%	3.7%	13,200		12,711	3.8%
Diluted	13,438	13,382		12,937	0.4%	3.9%	13,411		12,930	3.7%
N/M — Not meaningful

(a)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of distributed and undistributed earnings to participating securities. No allocation of undistributed earnings is made for periods in which a loss is incurred, or for periods in which cash dividends exceed net income resulting in an undistributed loss. Distributed earnings (e.g., dividends) are allocated to participating securities. Participating securities include all of the Company’s unvested restricted shares.

(b)
Earnings per diluted common share is calculated using the basic weighted average number of common shares outstanding for periods in which a loss is incurred, or for periods in which cash dividends exceed net income resulting in an undistributed loss.

(c)
Includes the declaration of a special cash dividend of $1.62 per share and a quarterly cash dividend of $0.375 per share on the Company's common stock for the three months ended March 31, 2018, and the declaration of a special cash dividend of $1.62 per share and two quarterly cash dividends totaling $0.75 per share on the Company's common stock for the six months ended June 30, 2018.

Piper Jaffray Companies
Preliminary Segment Data (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '18	2Q '18	June 30,	June 30,	Percent
(Dollars in thousands)	2018	2018	2017	vs. 1Q '18	vs. 2Q '17	2018	2017	Inc/(Dec)
Capital Markets
Investment banking
Advisory services	$77,214	$75,329	$92,507	2.5%	(16.5)%	$152,543	$185,389	(17.7)%
Financing
Equities	30,038	37,642	24,730	(20.2)	21.5	67,680	48,112	40.7
Debt	16,851	7,686	21,971	119.2	(23.3)	24,537	38,379	(36.1)
Total investment banking	124,103	120,657	139,208	2.9	(10.9)	244,760	271,880	(10.0)

Institutional sales and trading
Equities	19,141	18,006	20,569	6.3	(6.9)	37,147	40,675	(8.7)
Fixed income	18,436	16,334	19,221	12.9	(4.1)	34,770	42,461	(18.1)
Total institutional sales and trading	37,577	34,340	39,790	9.4	(5.6)	71,917	83,136	(13.5)

Management and performance fees	1,630	1,388	1,497	17.4	8.9	3,018	3,494	(13.6)

Investment income	1,143	3,298	5,307	(65.3)	(78.5)	4,441	15,815	(71.9)

Long-term financing expenses	(1,832)	(1,787)	(2,029)	2.5	(9.7)	(3,619)	(4,267)	(15.2)

Net revenues	162,621	157,896	183,773	3.0	(11.5)	320,517	370,058	(13.4)

Operating expenses	156,381	148,860	164,233	5.1	(4.8)	305,241	328,293	(7.0)

Segment pre-tax operating income	$6,240	$9,036	$19,540	(30.9)%	(68.1)%	$15,276	$41,765	(63.4)%

Segment pre-tax operating margin	3.8%	5.7%	10.6%			4.8%	11.3%

Asset Management
Management and performance fees
Management fees	$11,110	$11,193	$13,689	(0.7)%	(18.8)%	$22,303	$27,699	(19.5)%
Performance fees	—	8	—	(100.0)	N/M	8	—	N/M
Total management and performance fees	11,110	11,201	13,689	(0.8)	(18.8)	22,311	27,699	(19.5)

Investment income/(loss)	(250)	(35)	283	N/M	N/M	(285)	517	N/M

Net revenues	10,860	11,166	13,972	(2.7)	(22.3)	22,026	28,216	(21.9)

Operating expenses	11,841	12,164	13,645	(2.7)	(13.2)	24,005	27,305	(12.1)

Segment pre-tax operating income/(loss)	$(981)	$(998)	$327	N/M	N/M	$(1,979)	$911	N/M

Segment pre-tax operating margin	(9.0)%	(8.9)%	2.3%			(9.0)%	3.2%

Total
Net revenues	$173,481	$169,062	$197,745	2.6%	(12.3)%	$342,543	$398,274	(14.0)%

Operating expenses	168,222	161,024	177,878	4.5	(5.4)	329,246	355,598	(7.4)

Pre-tax operating income	$5,259	$8,038	$19,867	(34.6)%	(73.5)%	$13,297	$42,676	(68.8)%

Pre-tax operating margin	3.0%	4.8%	10.0%			3.9%	10.7%
N/M — Not meaningful

Piper Jaffray Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '18	2Q '18	June 30,	June 30,	Percent
(Amounts in thousands, except per share data)	2018	2018	2017	vs. 1Q '18	vs. 2Q '17	2018	2017	Inc/(Dec)
Revenues:
Investment banking	$123,904	$120,841	$138,528	2.5%	(10.6)%	$244,745	$270,778	(9.6)%
Institutional brokerage	33,032	27,645	37,074	19.5	(10.9)	60,677	76,210	(20.4)
Asset management	12,740	12,589	15,186	1.2	(16.1)	25,329	31,193	(18.8)
Interest	8,178	10,413	7,766	(21.5)	5.3	18,591	15,485	20.1
Investment income	1,164	1,993	3,486	(41.6)	(66.6)	3,157	9,964	(68.3)
Total revenues	179,018	173,481	202,040	3.2	(11.4)	352,499	403,630	(12.7)

Interest expense	5,099	5,338	6,262	(4.5)	(18.6)	10,437	11,220	(7.0)

Adjusted net revenues (2)	$173,919	$168,143	$195,778	3.4%	(11.2)%	$342,062	$392,410	(12.8)%

Non-interest expenses:
Adjusted compensation and benefits (3)	$108,237	$104,966	$126,223	3.1%	(14.2)%	$213,203	$252,700	(15.6)%
Ratio of adjusted compensation and benefits to adjusted net revenues	62.2%	62.4%	64.5%			62.3%	64.4%

Adjusted non-compensation expenses (4)	$48,765	$42,167	$38,992	15.6%	25.1%	$90,932	$77,458	17.4%
Ratio of adjusted non-compensation expenses to adjusted net revenues	28.0%	25.1%	19.9%			26.6%	19.7%

Adjusted income:
Adjusted income before adjusted income tax expense/(benefit) (5)	$16,917	$21,010	$30,563	(19.5)%	(44.6)%	$37,927	$62,252	(39.1)%
Adjusted operating margin (6)	9.7%	12.5%	15.6%			11.1%	15.9%

Adjusted income tax expense/(benefit) (7)	3,078	(312)	9,289	N/M	(66.9)	2,766	13,497	(79.5)

Adjusted net income (8)	$13,839	$21,322	$21,274	(35.1)%	(34.9)%	$35,161	$48,755	(27.9)%
Effective tax rate (9)	18.2%	N/M	30.4%			7.3%	21.7%

Adjusted net income applicable to Piper Jaffray Companies’ common shareholders (10)	$12,091	$18,442	$18,062	(34.4)%	(33.1)%	$30,584	$40,935	(25.3)%

Adjusted earnings per diluted common share	$0.92	$1.38	$1.40	(33.3)%	(34.3)%	$2.29	$3.18	(28.0)%

Weighted average number of common shares outstanding
Diluted	13,438	13,382	12,937	0.4%	3.9%	13,411	12,930	3.7%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Preliminary Adjusted Segment Data (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '18	2Q '18	June 30,	June 30,	Percent
(Dollars in thousands)	2018	2018	2017	vs. 1Q '18	vs. 2Q '17	2018	2017	Inc/(Dec)
Capital Markets
Investment banking
Advisory services	$77,214	$75,329	$92,507	2.5%	(16.5)%	$152,543	$185,389	(17.7)%
Financing
Equities	30,038	37,642	24,730	(20.2)	21.5	67,680	48,112	40.7
Debt	16,851	7,686	21,971	119.2	(23.3)	24,537	38,379	(36.1)
Total investment banking	124,103	120,657	139,208	2.9	(10.9)	244,760	271,880	(10.0)

Institutional sales and trading
Equities	19,141	18,006	20,569	6.3	(6.9)	37,147	40,675	(8.7)
Fixed income	18,436	16,334	19,221	12.9	(4.1)	34,770	42,461	(18.1)
Total institutional sales and trading	37,577	34,340	39,790	9.4	(5.6)	71,917	83,136	(13.5)

Management and performance fees	1,630	1,388	1,497	17.4	8.9	3,018	3,494	(13.6)

Investment income	1,581	2,379	3,340	(33.5)	(52.7)	3,960	9,951	(60.2)

Long-term financing expenses	(1,832)	(1,787)	(2,029)	2.5	(9.7)	(3,619)	(4,267)	(15.2)

Adjusted net revenues (2)	163,059	156,977	181,806	3.9	(10.3)	320,036	364,194	(12.1)

Adjusted operating expenses (12)	146,561	136,370	152,847	7.5	(4.1)	282,931	305,408	(7.4)

Adjusted segment pre-tax operating income	$16,498	$20,607	$28,959	(19.9)%	(43.0)%	$37,105	$58,786	(36.9)%

Adjusted segment pre-tax operating margin (6)	10.1%	13.1%	15.9%			11.6%	16.1%

Asset Management
Management and performance fees
Management fees	$11,110	$11,193	$13,689	(0.7)%	(18.8)%	$22,303	$27,699	(19.5)%
Performance fees	—	8	—	(100.0)	N/M	8	—	N/M
Total management and performance fees	11,110	11,201	13,689	(0.8)	(18.8)	22,311	27,699	(19.5)

Investment income/(loss)	(250)	(35)	283	N/M	N/M	(285)	517	N/M

Net revenues	10,860	11,166	13,972	(2.7)	(22.3)	22,026	28,216	(21.9)

Adjusted operating expenses (13)	10,441	10,763	12,368	(3.0)	(15.6)	21,204	24,750	(14.3)

Adjusted segment pre-tax operating income (13)	$419	$403	$1,604	4.0%	(73.9)%	$822	$3,466	(76.3)%

Adjusted segment pre-tax operating margin (6)	3.9%	3.6%	11.5%			3.7%	12.3%

Total
Adjusted net revenues (2)	$173,919	$168,143	$195,778	3.4%	(11.2)%	$342,062	$392,410	(12.8)%

Adjusted operating expenses (12)	157,002	147,133	165,215	6.7	(5.0)	304,135	330,158	(7.9)

Adjusted pre-tax operating income (5)	$16,917	$21,010	$30,563	(19.5)%	(44.6)%	$37,927	$62,252	(39.1)%

Adjusted pre-tax operating margin (6)	9.7%	12.5%	15.6%			11.1%	15.9%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2018	2018	2017	2018	2017
Consolidated
Net revenues:
Net revenues – U.S. GAAP basis	$173,481	$169,062	$197,745	$342,543	$398,274
Adjustments:
Revenue related to noncontrolling interests (11)	438	(919)	(1,967)	(481)	(5,864)
Adjusted net revenues	$173,919	$168,143	$195,778	$342,062	$392,410

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$115,574	$115,170	$134,314	$230,744	$268,692
Adjustments:
Compensation from acquisition-related agreements	(7,337)	(10,204)	(8,091)	(17,541)	(15,992)
Adjusted compensation and benefits	$108,237	$104,966	$126,223	$213,203	$252,700

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$52,648	$45,854	$43,564	$98,502	$86,906
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(1,096)	(903)	(579)	(1,999)	(1,547)
Amortization of intangible assets related to acquisitions	(2,615)	(2,615)	(3,822)	(5,230)	(7,644)
Non-compensation expenses from acquisition-related agreements	(172)	(169)	(171)	(341)	(257)
Adjusted non-compensation expenses	$48,765	$42,167	$38,992	$90,932	$77,458

Income before income tax expense/(benefit):
Income before income tax expense/(benefit) – U.S. GAAP basis	$5,259	$8,038	$19,867	$13,297	$42,676
Adjustments:
Revenue related to noncontrolling interests (11)	438	(919)	(1,967)	(481)	(5,864)
Expenses related to noncontrolling interests (11)	1,096	903	579	1,999	1,547
Compensation from acquisition-related agreements	7,337	10,204	8,091	17,541	15,992
Amortization of intangible assets related to acquisitions	2,615	2,615	3,822	5,230	7,644
Non-compensation expenses from acquisition-related agreements	172	169	171	341	257
Adjusted income before adjusted income tax expense/(benefit)	$16,917	$21,010	$30,563	$37,927	$62,252

Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$567	$(2,581)	$4,906	$(2,014)	$4,511
Tax effect of adjustments:
Compensation from acquisition-related agreements	1,820	2,531	2,843	4,351	5,938
Amortization of intangible assets related to acquisitions	648	648	1,474	1,296	2,949
Non-compensation expenses from acquisition related agreements	43	42	66	85	99
Impact of the Tax Cuts and Jobs Act legislation	—	(952)	—	(952)	—
Adjusted income tax expense/(benefit)	$3,078	$(312)	$9,289	$2,766	$13,497

Continued on next page

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2018	2018	2017	2018	2017
Net income applicable to Piper Jaffray Companies:
Income applicable to Piper Jaffray Companies – U.S. GAAP basis	$6,226	$10,603	$13,573	$16,829	$33,848
Adjustments:
Compensation from acquisition-related agreements	5,517	7,673	5,248	13,190	10,054
Amortization of intangible assets related to acquisitions	1,967	1,967	2,348	3,934	4,695
Non-compensation expenses from acquisition-related agreements	129	127	105	256	158
Impact of the Tax Cuts and Jobs Act legislation	—	952	—	952	—
Adjusted net income	$13,839	$21,322	$21,274	$35,161	$48,755

Net income applicable to Piper Jaffray Companies' common shareholders:
Income applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$5,423	$6,435	$11,522	$12,096	$28,412
Adjustment for undistributed loss allocated to participating shares (10)	—	2,736	—	2,542	—
	5,423	9,171	11,522	14,638	28,412
Adjustments:
Compensation from acquisition-related agreements	4,829	6,637	4,457	11,473	8,446
Amortization of intangible assets related to acquisitions	1,724	1,701	1,993	3,422	3,942
Non-compensation expenses from acquisition-related agreements	115	110	90	223	135
Impact of the Tax Cuts and Jobs Act legislation	—	823	—	828	—
Adjusted net income applicable to Piper Jaffray Companies' common stockholders	$12,091	$18,442	$18,062	$30,584	$40,935

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$0.43	$0.47	$0.89	$0.91	$2.21
Adjustment for undistributed loss allocated to participating shares (10)	—	0.21	—	0.19	—
	0.43	0.68	0.89	1.10	2.21
Adjustments:
Compensation from acquisition-related agreements	0.35	0.50	0.34	0.85	0.65
Amortization of intangible assets related to acquisitions	0.13	0.13	0.15	0.26	0.30
Non-compensation expenses from acquisition-related agreements	0.01	0.01	0.01	0.02	0.01
Impact of the Tax Cuts and Jobs Act legislation	—	0.06	—	0.06	—
Adjusted earnings per diluted common share	$0.92	$1.38	$1.40	$2.29	$3.18

Continued on next page

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2018	2018	2017	2018	2017
Capital Markets
Net revenues:
Net revenues – U.S. GAAP basis	$162,621	$157,896	$183,773	$320,517	$370,058
Adjustments:
Revenue related to noncontrolling interests (11)	438	(919)	(1,967)	(481)	(5,864)
Adjusted net revenues	$163,059	$156,977	$181,806	$320,036	$364,194

Operating expenses:
Operating expenses – U.S. GAAP basis	$156,381	$148,860	$164,233	$305,241	$328,293
Adjustments:
Expenses related to noncontrolling interests (11)	(1,096)	(903)	(579)	(1,999)	(1,547)
Compensation from acquisition-related agreements	(7,337)	(10,204)	(8,091)	(17,541)	(15,992)
Amortization of intangible assets related to acquisitions	(1,215)	(1,214)	(2,545)	(2,429)	(5,089)
Non-compensation expenses from acquisition-related agreements	(172)	(169)	(171)	(341)	(257)
Adjusted operating expenses	$146,561	$136,370	$152,847	$282,931	$305,408

Segment pre-tax operating income:
Segment pre-tax operating income – U.S. GAAP basis	$6,240	$9,036	$19,540	$15,276	$41,765
Adjustments:
Revenue related to noncontrolling interests (11)	438	(919)	(1,967)	(481)	(5,864)
Expenses related to noncontrolling interests (11)	1,096	903	579	1,999	1,547
Compensation from acquisition-related agreements	7,337	10,204	8,091	17,541	15,992
Amortization of intangible assets related to acquisitions	1,215	1,214	2,545	2,429	5,089
Non-compensation expenses from acquisition-related agreements	172	169	171	341	257
Adjusted segment pre-tax operating income	$16,498	$20,607	$28,959	$37,105	$58,786

Asset Management
Operating expenses:
Operating expenses – U.S. GAAP basis	$11,841	$12,164	$13,645	$24,005	$27,305
Adjustments:
Amortization of intangible assets related to acquisitions	(1,400)	(1,401)	(1,277)	(2,801)	(2,555)
Adjusted operating expenses	$10,441	$10,763	$12,368	$21,204	$24,750

Segment pre-tax operating income/(loss):
Segment pre-tax operating income/(loss) – U.S. GAAP basis	$(981)	$(998)	$327	$(1,979)	$911
Adjustments:
Amortization of intangible assets related to acquisitions	1,400	1,401	1,277	2,801	2,555
Adjusted segment pre-tax operating income	$419	$403	$1,604	$822	$3,466

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) non-compensation expenses from acquisition-related agreements and (c) amortization of intangible assets related to acquisitions.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation and non-compensation expenses from acquisition-related agreements and (c) amortization of intangible assets related to acquisitions.

(6)	A non-GAAP measure which represents adjusted income before adjusted income tax expense/(benefit) as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation and non-compensation expenses from acquisition-related agreements and (b) amortization of intangible assets related to acquisitions. This also excludes the impact of a one-time remeasurement of deferred tax assets due to a lower federal corporate tax rate resulting from the enactment of the Tax Cuts and Jobs Act.

(8)
A non-GAAP measure which represents net income earned by the Company excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) amortization of intangible assets related to acquisitions, (c) the impact of the enactment of the Tax Cuts and Jobs Act and (d) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense/(benefit) and the denominator of which is adjusted income before adjusted income tax expense/(benefit).

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights. No allocation of undistributed earnings is made for periods in which a loss is incurred, or for periods in which the special cash dividend exceeds adjusted net income resulting in an undistributed loss.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation and non-compensation expenses from acquisition-related agreements and (c) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes amortization of intangible assets related to acquisitions.